UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 31, 2006

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

5002 Buckeye Road
P.O. Box 368
Emmaus, PA		18049
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (484) 232-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2006, Buckeye Partners, L.P. (the “Partnership”) borrowed amounts under its $400 million five-year revolving credit facility (the “Credit Facility”) which brought its total borrowings under the Credit Facility to $143 million.  The Partnership has used these funds for working capital purposes and for the following recent acquisitions:

•                  The acquisition of a refined petroleum products terminal located in Taylor, Michigan from affiliates of Atlas Oil Company on December 20, 2005;

•                  The acquisition of a refined petroleum products terminal located in Niles, Michigan from affiliates of Shell Oil Products US on January 1, 2006; and

•                  The acquisition by its subsidiary, Buckeye NGL Pipe Lines LLC, of an approximately 350-mile natural gas liquids pipeline extending generally from Wattenberg, Colorado to Bushton, Kansas from BP Pipelines (North America) Inc. (the “NGL Acquisition”) on January 31, 2006.

A description of the material terms of the Credit Facility is contained in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 under the heading “Liquidity and Capital Resources.”  The Partnership issued a press release on February 1, 2006 announcing the completion of the NGL Acquisition, which is attached hereto as Exhibit 99.1.  The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press release of Buckeye Partners, L.P. issued February 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	STEPHEN C. MUTHER
Stephen C. Muther
Senior Vice President—Administration,
General Counsel and Secretary

Dated: February 1, 2006

Exhibit Index

Exhibit

99.1	Press release of Buckeye Partners, L.P. issued February 1, 2006.